Exhibit 99.2

Schedule I

CONDENSED FINANCIAL INFORMATION OF REGISTRANT
MERRILL LYNCH & CO., INC.
(Parent Company Only)
CONDENSED STATEMENTS OF EARNINGS
(dollars in millions)

	Year Ended Last Friday in December
	2003 (a)	2002 (a)	2001 (a)
REVENUES
Interest (principally from affiliates)	$1,551	$1,865	$3,397
Management service fees (from affiliates)	448	444	448
Other	2	15	14

Total Revenues	2,001	2,324	3,859

Interest Expense	1,617	1,838	3,694

Net Revenues	384	486	165

NON-INTEREST EXPENSES
Compensation and benefits	337	480	461
Other	166	306	375
Net (recoveries) expenses related to September 11	18	(55)	71
Restructuring and other charges	13	57	239

Total Non-Interest Expenses	534	788	1,146

EQUITY IN EARNINGS OF AFFILIATES	3,904	1,879	272

EARNINGS (LOSS) BEFORE INCOME TAXES	3,754	1,577	(709)
Income Tax Benefit	82	131	369

NET EARNINGS (LOSS)	$3,836	$1,708	$(340)

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX	19	(202)	(23)

COMPREHENSIVE INCOME (LOSS)	$3,855	$1,506	$(363)

NET EARNINGS (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$3,797	$1,670	$(378)

(a) Amounts have been restated as discussed in Note 2 to the condensed financial statements.
See Notes to Condensed Financial Statements

Schedule I

CONDENSED FINANCIAL INFORMATION OF REGISTRANT
MERRILL LYNCH & CO., INC.
(Parent Company Only)
CONDENSED BALANCE SHEETS
(dollars in millions, except per share amounts)

	December 26,	December 27,
	2003 (a)	2002 (a)
ASSETS
Cash and cash equivalents	$119	$939
Cash pledged as collateral	296	375
Investment securities (includes securities pledged as collateral of $7,350 in 2003 and $0 in 2002)	16,777	8,556
Advances to affiliates:
Senior advances	68,050	60,691
Subordinated loans and preferred securities	12,708	15,471
	80,758	76,162
Investments in affiliates, at equity	26,258	22,254
Equipment and facilities (net of accumulated depreciation and amortization of $222 in 2003 and $236 in 2002)	66	109
Other receivables and assets	5,252	5,803

TOTAL ASSETS	$129,526	$114,198

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Payables under repurchase agreements	$6,558	$—
Commercial paper and other short-term borrowings	3,400	3,371
Payables to affiliates	5,018	6,459
Other liabilities and accrued interest	5,127	4,098
Long-term borrowings	80,539	76,189

Total Liabilities	100,642	90,117

STOCKHOLDERS’ EQUITY
Preferred Stockholders’ Equity	425	425

Common Stockholders’ Equity:
Shares exchangeable into common stock	43	58
Common stock, par value $1.33 1/3 per share; authorized:
3,000,000,000 shares; issued: 2003 — 1,063,205,274 shares; 2002 — 983,502,078 shares	1,417	1,311
Paid-in capital	10,676	9,102
Accumulated other comprehensive loss (net of tax)	(551)	(570)
Retained earnings	18,692	15,491

	30,277	25,392
Less: Treasury stock, at cost:
2003 — 117,294,392 shares; 2002 — 116,211,158 shares	1,195	961
Unamortized employee stock grants	623	775

Total Common Stockholders’ Equity	28,459	23,656

Total Stockholders’ Equity	28,884	24,081

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$129,526	$114,198

(a) Amounts have been restated as discussed in Note 2 to the condensed financial statements.
See Notes to Condensed Financial Statements

Schedule I

CONDENSED FINANCIAL INFORMATION OF REGISTRANT
MERRILL LYNCH & CO., INC.
(Parent Company Only)
CONDENSED STATEMENTS OF CASH FLOWS
(dollars in millions)

	Year Ended Last Friday in December
	2003 (a)	2002 (a)	2001 (a)
Cash Flows from Operating Activities:
Net Earnings (Loss)	$3,836	$1,708	$(340)
Noncash items included in earnings:
Equity in earnings of affiliates	(3,904)	(1,879)	(272)
Depreciation and amortization	23	35	65
Stock compensation plan expense	72	116	174
Restructuring and other charges	13	57	144
Other	409	(189)	(303)
Changes in Operating Assets and Liabilities:
Cash pledged as collateral	79	(375)	—
Payables under repurchase agreements	6,558	—	—
Other, net	3,872	1,352	402

Cash Provided by (Used for) Operating Activities	10,958	825	(130)

Cash Flows from Investing Activities:
Proceeds from (payments for):
Loans to affiliates, net of payments	(5,742)	5,943	3,162
Maturities of available-for-sale securities	4,695	8,856	2,003
Sales of available-for-sale securities	7,489	111	5,444
Purchases of available-for-sale securities	(20,517)	(14,164)	(2,449)
Investments in affiliates, net of dispositions	(800)	(1,448)	(886)
Dividends and partnerships distributions from affiliates	863	1,014	1,113
Equipment and facilities	20	(20)	(104)

Cash Provided by (Used for) Investing Activities	(13,992)	292	8,283

Cash Flows from Financing Activities:
Proceeds from (payments for):
Commercial paper and other short-term borrowings	29	1,462	(11,069)
Issuance and resale of long-term borrowings	27,631	23,754	35,380
Settlement and repurchase of long-term borrowings	(25,505)	(25,866)	(31,211)
Common stock transactions	693	241	143
Dividends to shareholders	(634)	(591)	(579)

Cash Provided by (Used for) Financing Activities	2,214	(1,000)	(7,336)

Increase (Decrease) in Cash and Cash Equivalents	(820)	117	817

Cash and Cash Equivalents, beginning of year	939	822	5

Cash and Cash Equivalents, end of year	$119	$939	$822

Supplemental Disclosure
Cash paid for:
Income taxes	$(62)	$487	$313
Interest	1,641	1,858	3,746

(a) Amounts have been restated as discussed in Note 2 to the condensed financial statements.
See Notes to Condensed Financial Statements

NOTES TO CONDENSED FINANCIAL STATEMENTS (PARENT COMPANY ONLY)

NOTE 1. BASIS OF PRESENTATION

The condensed unconsolidated financial statements of Merrill Lynch & Co., Inc. (“ML & Co.” or the “Parent Company”) should be read in conjunction with the Consolidated Financial Statements of Merrill Lynch & Co., Inc. and subsidiaries (collectively, “Merrill Lynch”) and the Notes thereto in the Merrill Lynch 2003 Annual Report to Stockholders (the “Annual Report”) included as an exhibit to this Form 8-K. Certain reclassification and format changes have been made to prior year amounts to conform to the current year presentation.

Investments in affiliates are accounted for in accordance with the equity method.

For information on the following, refer to the indicated Notes to the Consolidated Financial Statements within the Annual Report.

●	Summary of Significant Accounting Policies (Note 1)

●	Commercial Paper and Short- and Long-Term Borrowings (Note 10)

●	Stockholders’ Equity and Earnings Per Share (Note 12)

●	Commitments, Contingencies and Guarantees (Note 13)

●	Employee Benefit Plans (Note 14)

●	Employee Incentive Plans (Note 15)

●	Income Taxes (Note 16)

The Parent Company hedges certain risks arising from long-term borrowing payment obligations and investments in and loans to foreign subsidiaries. See Note 10 and the “Derivatives” section of Note 1 to the Consolidated Financial Statements in the Annual Report, respectively, for additional information on these hedges.

NOTE 2. ACCOUNTING CHANGES

Retail Account Fees
Subsequent to the issuance of the 2003 financial statements (as restated for the adoption of SFAS 123 as described below), Merrill Lynch corrected its method of accounting to recognize certain retail account fees over the contract period instead of when the fees were received, and prior period results have been restated to correct the previous error. These account fees are included in Equity in earnings of affiliates on the Condensed Statements of Earnings. This restatement resulted in a cumulative decrease to stockholders’ equity of $66 million, or 0.2% as of December 26, 2003. Of this amount, $60 million is related to periods prior to 2001. Further details regarding the impact of this change are as follows.

(dollars in millions, except per share amounts)	2003	2002	2001

Earnings (loss) before income taxes as reported	$3,752	$1,579	$(704)
Adjustment to correct error	2	(2)	(5)

Earnings (loss) before income taxes as restated	$3,754	$1,577	$(709)

Net earnings (loss) as previously reported	$3,834	$1,710	$(335)
Adjustment to correct error	2	(2)	(5)

Net earnings (loss) as restated	$3,836	$1,708	$(340)

Earnings (loss) per common share:
Basic as reported	$4.21	$1.94	$(0.45)
Adjustment to correct error	.01	—	—

Basic, as restated	$4.22	$1.94	$(0.45)

Diluted as reported	$3.88	$1.77	$(0.45)
Adjustment to correct error	—	—	—

Diluted, as restated	$3.88	$1.77	$(0.45)

Stock-based Compensation
Effective for the first quarter of 2004, Merrill Lynch adopted the fair value method of accounting for stock-based accounting under SFAS 123, using the retroactive restatement method described in SFAS 148. Under the fair value recognition provisions of SFAS 123, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period. The December 26, 2003 and December 27, 2002 Condensed Balance Sheets have been restated for the retroactive adoption of the fair value recognition provisions of SFAS 123. Accordingly, the December 26, 2003 Condensed Balance Sheet reflects a $4.0 billion increase in paid-in capital, a $2.7 billion decrease in retained earnings, and a $1.3 billion increase in deferred income taxes. The December 27, 2002 Condensed Balance Sheet reflects a $3.8 billion increase in paid-in capital, a $2.5 billion decrease in retained earnings, and a $1.3 billion increase in deferred income taxes.

         For the years 2003, 2002, and 2001, $32 million, ($20 million after-tax), $93 million ($58 million after-tax), and $145 million ($90 million after-tax), respectively, of stock option compensation expense was recorded related to the adoption of SFAS 123.

         For the years 2003, 2002, and 2001, after-tax amounts of $134 million, $745 million, and $818 million, respectively, of stock option compensation expense was recorded related to the adoption of SFAS 123 in equity in earnings of affiliates.

NOTE 3. OTHER SIGNIFICANT EVENTS

Restructuring Charge

During the fourth quarter of 2001, Merrill Lynch’s management formally committed to a restructuring plan designed to position Merrill Lynch for improved profitability and growth, which included the resizing of selected businesses and other structural changes.

As a result, in 2001 ML & Co. incurred a fourth quarter pre-tax restructuring charge to earnings of $239 million. In 2002 and 2003, ML & Co. incurred additional pre-tax restructuring charges of $57 million and $13 million, respectively, related to changes in the 2001 restructuring.

Structural changes include targeted workforce reductions of 225 through a combination of involuntary and voluntary separations, across various business groups. At December 28, 2001, the majority of employee separations were completed or announced and all had been identified. Substantially all employee separations were completed in 2002. The remaining employee separations were completed in 2003.

Any unused portion of the original restructuring reserve will be reversed. Utilization of the restructuring reserve and a rollforward of the staff reductions at December 26, 2003 is as follows:

(dollars in millions)

	Balance Dec 28, 2001	Utilized in 2002	Net Change in Estimate	Balance Dec 27, 2002	Utilized in 2003	Net Change in Estimate	Balance Dec 26, 2003

Category:
Severance Costs	$85	$(66)	$(6)	$13	$(10)	$(3)	$–
Facilities Costs	120	(24)	68	164	(51)	16	129
Technology & fixed asset write-offs	–	4	(4)	–	–	–	–
Other costs	7	(4)	(1)	2	(2)	–	–
	$212	$(90)	$57	$179	$(63)	$13	$129

Staff Reductions	224	(215)	(1)	8	(8)	–	–

For information on the consolidated restructuring charges, refer to Note 3 to the Consolidated Financial Statements in the Annual Report.

September 11-Related Expenses

On September 11, 2001 terrorists attacked the World Trade Center complex, which subsequently collapsed and damaged surrounding buildings, some of which were occupied by Merrill Lynch. These events caused the temporary relocation of approximately 9,000 employees from Merrill Lynch’s global headquarters in the North Tower of the World Financial Center, the South Tower of the World Financial Center and from offices at 222 Broadway to back-up facilities.

ML & Co. is insured for loss caused by physical damage to property. This coverage includes repair or replacement of property and lost profits due to business interruption, including costs related to lack of access to facilities. In 2003, expenses related to September 11 were $18 million. Expenses related to September 11 were $95 million and $176 million in 2002 and 2001, respectively. In 2002, ML & Co. recorded and received September 11-related insurance recoveries of $150 million. In 2001, ML & Co. recorded September 11-related expenses of $71 million, net of insurance recoveries of $105 million. ML & Co. has now concluded its insurance recovery efforts related to the events of September 11. In aggregate, ML & Co. received a total of $255 million of insurance recoveries.

For information on the consolidated September 11-related expenses, refer to Note 3 to the Consolidated Financial Statements within the Annual Report.

NOTE 4. GUARANTEES

ML & Co. guarantees certain senior debt instruments issued by subsidiaries, which totaled $5.4 billion and $5.8 billion in 2003 and 2002, respectively.

In the normal course of business, ML & Co. guarantees certain of its subsidiaries’ obligations under derivative contracts. The current exposure associated with this activity at December 26, 2003 was approximately $40.5 billion, which represents the current fair value of the subsidiaries’ obligations. The maximum payout is not quantifiable because, for example, changes in the value of the underlying of the derivative contract could be unlimited. Under FIN 45, ML & Co. is not required to record a liability for its exposure to guarantees of its subsidiaries’ obligations. Merrill Lynch records all derivative transactions at fair value on its Consolidated Balance Sheets. (See the “Derivatives” section of Note 1 to the Consolidated Financial Statements for discussion of risk management of derivatives.)

In addition to the derivative contracts described above, ML & Co. guarantees certain liquidity facilities. ML & Co. also provides residual value guarantees associated with the Hopewell campus and aircraft leases of $325 million. As of December 26, 2003, the carrying value of the liability on the Consolidated Financial Statement is $34 million. (See Note 13 to the Consolidated Financial Statements in the Annual Report for further information.)

ML & Co. also guarantees obligations of the trust that issued Trust Originated Preferred SecuritiesSM (“TOPrSSM”) (see Note 5 below and Note 10 to the Consolidated Financial Statements in the Annual Report for further information).

NOTE 5. INVESTMENT SECURITIES

Investment securities include highly liquid debt securities held for liquidity and collateral purposes. Investment securities reported on the Condensed Balance Sheets at December 26, 2003 and December 27, 2002 are as follows:

(dollars in millions)
	2003	2002

Investment securities
Available-for-sale	$15,746	$7,569
Trading	150	-
Non-qualifying(1)
Deferred compensation hedges(2)	14	173
Other(3)	867	814
Total	$16,777	$8,556

(1) Non-qualifying for SFAS No. 115 purposes.
(2) Represents investments economically hedging deferred compensation liabilities.
(3) Includes TOPrSSM-related investments and other non-qualifying investments.

Investment securities are classified as available-for-sale, held-to-maturity, or trading as described in Note 1 to the Consolidated Financial Statements within the Annual Report.

Information regarding investment securities subject to SFAS No. 115 follows:

(dollars in millions)
	December 26, 2003				December 27, 2002
	Cost/	Gross	Gross	Estimated	Cost/	Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value	Cost	Gains	Losses	Value

Available-for-Sale
Mortgage- and asset- backed securities	$12,348	$111	$(32)	$12,427	$3,634	$147	$(40)	$3,741
U.S. Government and agencies	3,296	85	(62)	3,319	3,720	121	(13)	3,828
Total	$15,644	$196	$(94)	$15,746	$7,354	$268	$(53)	$7,569

The amortized cost and estimated fair value of debt securities at December 26, 2003 by contractual maturity, for available-for-sale investments follow:

(dollars in millions)
	Available-for-Sale

	Amortized	Estimated Fair
	Cost	Value

Due in one year or less	$ 243	$ 243
Due after one year through five years	525	582
Due after five years through ten years	2,414	2,379
Due after ten years	114	115
	3,296	3,319
Mortgage- and asset-backed securities	12,348	12,427
Total(1)	$15,644	$15,746

Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

The proceeds and gross realized gains (losses) from the sale of available-for-sale investments are as follows:

(dollars in millions)

	2003	2002	2001

Proceeds	$7,489	$111	$5,444
Gross realized gains	53	16	5
Gross realized losses	(60)	(9)	(3)

The following table presents fair value and unrealized losses, after hedges, for available-for-sale securities, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position at December 26, 2003.

(dollars in millions)
	More than 1 year
		Unrealized
Asset category	Fair Value	Losses

Mortgage and asset-backed securities	$8,382	$32
U.S. Government and agencies	2,293	62

Total temporarily impaired securities	$10,675	$94

(See Management’s Discussion and Analysis (Unaudited) and Note 6 to the Consolidated Financial Statements in the Annual Report for further information.)

NOTE 6. ADVANCES TO AFFILIATES

Senior advances are provided to regulated and unregulated subsidiaries and have an average maturity of less than one year.

Subordinated loans are provided to regulated subsidiaries and qualify as regulatory capital. As of December 26, 2003, the average maturity of subordinated loans was approximately 2.5 years, with remaining maturities on individual loans ranging from 1 year to 10 years. (See Note 17 to the Consolidated Financial Statements in the Annual Report for further information.)

Preference securities represent $1.3 billion in Redeemable Cumulative Preferred Stock issued to ML & Co. by an unregulated consolidated Merrill Lynch subsidiary. ML & Co. and the issuing subsidiary have the right and option to redeem any or all of the preferred stock at any time.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Merrill Lynch & Co., Inc.:

We have audited the consolidated financial statements of Merrill Lynch & Co., Inc. and subsidiaries (“Merrill Lynch”) as of December 26, 2003 and December 27, 2002, and for each of the three years in the period ended December 26, 2003, and have issued our report thereon dated March 1, 2004 (May 4, 2004 as to the effects of the restatement related to stock-based compensation described in Note 2 to the consolidated financial statements) (February 3, 2005 as to the effects of the restatement related to the accounting for certain retail account fees described in Note 2 to the consolidated financial statements), which expresses an unqualified opinion and includes explanatory paragraphs for the change in accounting method in 2002 for goodwill amortization to conform to Statements of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, for the change in accounting method in 2004 for stock-based compensation to conform to SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, by retroactively restating its 2003, 2002 and 2001 consolidated financial statements, and for the restatement to correct the accounting for certain retail account fees; such restated consolidated financial statements and report are included and incorporated herein by reference. Our audits also included the restated financial statement schedule of Merrill Lynch & Co., Inc., listed in Exhibit 99.2. Such restated financial statement schedule is the responsibility of Merrill Lynch’s management. Our responsibility is to express an opinion based on our audits. In our opinion, such restated financial statement schedule, when considered in relation to the basic restated consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP

New York, New York
March 1, 2004 (May 4, 2004 as to the effects of the restatement related to stock-based compensation described in Note 2) (February 3, 2005 as to the effects of the restatement related to the accounting for certain retail account fees described in Note 2)